AMENDMENT NO. 2
                               to
                    STOCK PURCHASE AGREEMENT


     This Amendment No. 2 to Stock Purchase Agreement (this "Amendment") is entered into as of October 31, 2003, by and between Solico International, Inc., a Texas corporation ("Purchaser"), and Vance Campbell, Tom Campbell, Cantrell Partners, and Lynn Kinney (collectively the "Sellers"). The Purchaser and the Sellers are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

                            RECITALS

     WHEREAS, the Parties previously entered into that certain Stock Purchase Agreement as of September 22, 2003, as amended by that certain Amendment No. 1 to Stock Purchase Agreement, dated as of October 9, 2003 (the "Stock Purchase Agreement"); and

     WHEREAS, the Parties, in accordance with Section 10.8 of the Stock Purchase Agreement, desire to amend the terms of the Stock
Purchase Agreement to their mutual benefit in accordance with the terms of this Amendment;

     NOW THEREFORE, the Parties, in consideration of the above recitals, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, do hereby agree to the following:

  1. AMENDMENT OF SECTION 2.1. Subsection (a) of Section 2.1 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(a) First Closing. The closing (the "First Closing") of the purchase and sale of 170,194 of the Purchased Shares (the "First Closing Shares"), for an aggregate purchase price of $340,388 (the "First Purchase Price"), as indicated for each Seller on Schedule A attached hereto under the column "First Closing," will take place at 11:00 a.m. Central, on or before November 15, 2003 at the offices of Andrews & Kurth L.L.P., 111 Congress Avenue, Suite 1700, Austin, Texas 78701, or at such other time and place as the Parties may agree."

  2. AMENDMENT OF SECTION 8.1. Subsection (e) of Section 8.1 of the Stock Purchase Agreement is deleted in its entirety and replaced with the following language:

          "(e) by either Purchaser or Sellers (by action of Sellers owning a majority of the Shares owned by all Sellers) if the First Closing has not occurred on or before November 30, 2003, or such later date as the parties may agree upon; or"



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  3. EFFECT OF AMENDMENT.  Except as expressly amended by the terms hereof, the terms and provisions of the Stock Purchase
     Agreement shall continue in full force and effect.

  4. COUNTERPARTS. This Amendment may be executed by facsimile signature in one or more counterparts, each of which will be deemed to constitute an original copy of this Amendment and all of which, when taken together, will be deemed to constitute one and the same Amendment.

                    [Signature Page Follows]




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


     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

                              SOLICO INTERNATIONAL, INC.,
                              a Texas corporation


                              By:  /s/  J. COLLIER SPARKS
                                 -----------------------------
                              Name:  J. Collier Sparks
                                   ---------------------------
                              Title:  President
                                    --------------------------


                              /s/  VANCE CAMPBELL
                              --------------------------------
                              Vance Campbell


                              /s/  TOM CAMPBELL
                              --------------------------------
                              Tom Campbell


                              CANTRELL PARTNERS

                              By:  /s/  LYNN B. KINNEY
                                  ----------------------------
                              Name:  Lynn B. Kinney
                                   ---------------------------
                              Title:  Managing Partner
                                    --------------------------


                              /s/  LYNN KINNEY
                              --------------------------------
                              Lynn Kinney